SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2005

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia  20191

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code  (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2005, VCampus Corporation (“VCampus”) completed a private placement (the “Financing”) of shares of its common stock (“Common Stock”) and warrants to purchase Common Stock (the “Warrants”) to 12 accredited investors (the “Purchasers”).

In connection with the Financing, VCampus entered into Subscription Agreements with each of the Purchasers, pursuant to which VCampus received an aggregate of $995,950 in cash consideration from the Purchasers in exchange for the issuance to the Purchasers of a total of 611,012 shares of Common Stock (the “Shares”) at a purchase price of $1.63 per share and Warrants exercisable for a total of 763,765 shares of Common Stock (the “Warrant Shares”).  The Warrants have a term of five years and an exercise price of $1.63 per Warrant Share.

VCampus also entered into a Registration Rights Agreement with the Purchasers on March 30, 2005, pursuant to which VCampus agreed to file a registration statement under the Securities Act of 1933, as amended (the “Act’) within 60 days of the closing of the Financing covering the resale of the Shares and the Warrant Shares.  Pursuant to this Registration Rights Agreement, VCampus agreed to use its best efforts to effect such registration under the Act within 90 days after the closing of the Financing, all to the extent required to permit the disposition of the Shares and Warrant Shares so registered for a period of up to two years.

Copies of the form of Subscription Agreement, the Registration Rights Agreement and the form of Warrant are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

On March 30, 2005, pursuant to the Financing referenced in Item 3.01 above, VCampus received an aggregate of $995,950 in cash consideration from the Purchasers in exchange for the issuance of a total of 611,012 shares of Common Stock at a purchase price of $1.63 per share. VCampus also issued to the Purchasers five-year Warrants to purchase a total of 763,765 Warrant Shares at an exercise price of $1.63 per share.  The Warrants become fully exercisable beginning six months from their issuance date.  In connection with the Financing VCampus paid the placement agent for the Financing, a fee equivalent to 5% of the aggregate cash consideration, such fee paid in 33,550 shares of Common Stock valued at $1.63 per share.

On July 1, 2004, VCampus issued a total of 42,177 shares of common stock at $1.63 per share to 15 investors as payment on interest accrued during the three months ended June 30, 2004 on notes payable issued to them in March 2004.

On October 1, 2004, VCampus issued a total of 30,211 shares of common stock at $1.63 per share to 12 investors as payment on interest accrued during the three months ended September 30, 2004 on notes payable issued to them in March 2004.

On January 1, 2005, VCampus issued a total of 27,749 shares of common stock at $1.63 per share to 11 investors as payment on interest accrued during the three months ended December 31, 2004 on notes payable issued to them in March 2004.

On January 1, 2005, VCampus issued 11,860 shares of common stock valued at $2.15 per share to a consultant as payment for services pursuant to an arrangement approved by the board of directors of VCampus.

Between March 28 and March 30, 2005, VCampus issued a total of 186,698 shares of Common Stock to three investors upon their voluntary conversions of convertible debt at $1.63 per share.

On April 1, 2005, VCampus issued a total of 26,005 shares of Common Stock at $1.63 per share to nine investors as payment on interest accrued during the three months ended March 31, 2005 on notes payable issued to them in March 2004.

On April 1, 2005, VCampus issued 15,644 shares of Common Stock valued at $1.63 per share to a consultant as payment for services pursuant to an arrangement approved by the board of directors of VCampus.

The sales of the above securities were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon section 4(2) of the Act, or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. Recipients of the securities in each such transaction represented their intentions to acquire such securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments issued in such transactions. All recipients had adequate access to information about VCampus.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

	10.100	Form of Subscription Agreement, dated March 30, 2005, between VCampus and each of the Purchasers.
	10.101	Registration Rights Agreement, dated March 30, 2005, among VCampus and the Purchasers.
	10.102	Form of Warrant issued by VCampus to each of the Purchasers on March 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: April 1, 2005
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer